EXHIBIT 99.1

	20202 Windrow Drive	FOR IMMEDIATE RELEASE
Lake Forest, CA 92630
(800) 448-3569 (949) 206-2700
I-FLOW	Fax (949) 206-2600
CORPORATION

Investor Contact:	Company Contact:
Berkman Associates	James R. Talevich
(310) 277-5162	Chief Financial Officer
info@BerkmanAssociates.com	(949) 206-2700
www.iflo.com
I-FLOW ANNOUNCES CLOSING OF INFUSYSTEM TRANSACTION
- Confirms Strategic Focus on Regional Anesthesia -
     LAKE FOREST, Calif., October 26, 2007 — I-Flow Corporation (NASDAQ: IFLO) announced today the successful consummation of the sale of I-Flow’s subsidiary, InfuSystem, Inc., to HAPC, Inc. (“HAPC”) (OTCBB: HAPN).
     I-Flow received the $100 million purchase price at the closing in a combination of (i) cash equal to $67.3 million and (ii) a secured promissory note with a principal amount equal to $32.7 million. I-Flow is also entitled to an additional contingent payment from HAPC (the “Additional Payment”) of up to $12 million. The amount of any Additional Payment is based on HAPC’s audited consolidated net revenues for its fiscal year ended December 31, 2010, as compared to InfuSystem’s 2007 net revenues, excluding InfuSystem’s ON-Q®-related revenues.
     Donald M. Earhart, I-Flow’s Chairman and Chief Executive Officer, commented, “The successful sale of InfuSystem provides exceptional value to our shareholders while enabling us to concentrate our efforts on our proprietary ON-Q franchise. Our strategic focus for future growth in shareholder value remains on regional anesthesia, including I-Flow’s pain relief products and our goal of being the leader in treating acute pain after surgery.”
     Banc of America Securities LLC acted as I-Flow’s financial advisor in connection with the transaction.
About I-Flow
     I-Flow Corporation (www.IFLO.com) designs, develops and markets technically advanced, low cost drug delivery systems and services that are redefining the standard of care by providing life enhancing, cost effective solutions for pain relief.

“Safe Harbor” Statement
     Statements by the Company in this press release and in other reports and statements released by the Company are and will be forward-looking in nature and express the Company’s current opinions about trends and factors that may impact future operating results. Statements that use words such as “may,” “will,” “should,” “believes,” “predicts,” “estimates,” “projects,” “anticipates” or “expects” or use similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to material risks, assumptions and uncertainties, which could cause actual results to differ materially from those currently expected, and readers are cautioned not to place undue reliance on these forward-looking statements. Except as required by applicable law, the Company undertakes no obligation to publish revised forward-looking statements to reflect the occurrence of unanticipated or subsequent events. Readers are also urged to carefully review and consider the various disclosures made by the Company in this press release that seek to advise interested parties of the risks and other factors that affect the Company’s business. Interested parties should also review the Company’s reports on Forms 10-K, 10-Q and 8-K and other reports that are periodically filed with or furnished to the Securities and Exchange Commission. The risks affecting the Company’s business include, among others: physician acceptance of infusion-based therapeutic regimens; implementation of the Company’s direct sales strategy; dependence on the Company’s suppliers and distributors; the Company’s continuing compliance with applicable laws and regulations, such as the Medicare Supplier Standards and the Food, Drug and Cosmetic Act, and the Medicare’s and FDA’s concurrence with management’s subjective judgment on compliance issues; the reimbursement system currently in place and future changes to that system; product availability, acceptance and safety; competition in the industry; technological changes; intellectual property challenges and claims; economic and political conditions in foreign countries; currency exchange rates; inadequacy of booked reserves; and reliance on the success of the home health care industry. All forward-looking statements, whether made in this press release or elsewhere, should be considered in context with the various disclosures made by the Company about its business.
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